Exhibit 11             Statement RE: Computation of Per Share Earnings




                                                     Three months ended                Nine months ended
                                                          June 30                            June 30
                                                  ------------------------         ------------------------
                                                    1997            1996              1997          1996
                                                  ---------       --------         ---------      ---------
                                                            (000's omitted, except per share data)

Average shares outstanding                          14,440          12,705           14,344          12,273

Net effect of dilutive stock options                   187             322              133             251
                                                  --------        --------         --------        --------

Totals                                              14,627          13,027           14,477          12,524
                                                  ========        ========         ========        ========

Net income before extraordinary item                 1,887           1,676           17,420          13,419

Extraordinary item, net of taxes                        --           1,696               --           1,696
                                                  --------        --------         --------        --------

Net income (loss)                                 $  1,887        $    (20)        $ 17,420        $ 11,723
                                                  ========        ========         ========        ========

Per share amount before extraordinary item        $   0.13        $   0.13         $   1.20        $   1.07

Extraordinary item, net of taxes                        --        $  (0.13)              --        $  (0.13)
                                                  --------        --------         --------        --------

Per share amount                                  $   0.13        $   0.00         $   1.20        $   0.94
                                                  ========        ========         ========        ========